LOAN AND SECURITY MODIFICATION AGREEMENT

This Loan and Security Modification Agreement is entered into as of June 24, 2016 by and between Western Alliance Bank (“Bank”) and SharpSpring, Inc. (“Parent”), Quattro Hosting LLC (“Quattro”), and SharpSpring Technologies, Inc. (“SharpSpring Technologies”). Parent, Quattro, and SharpSpring Technologies are each referred to herein as a “Borrower”, and collectively, as the “Borrowers”.

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Bank, Borrowers are indebted to Bank pursuant to, among other documents, a Loan and Security Agreement by and between Borrowers and Bank, dated as of March 21, 2016 and as may be amended from time to time (the “Loan and Security Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Loan and Security Agreement.

2. CONSENT TO ASSET SALE. Parent intends to sell to The Electric Mail Company (“Buyer”) certain assets related to Borrowers’ business as currently conducted whereby Borrowers provide SMTP relay and email delivery products and services, as set forth in that certain Asset Purchase Agreement by and between Parent and Buyer dated on or around the date hereof (the “Asset Purchase Agreement”), and in connection therewith, Buyer shall assume certain liabilities of Parent (the foregoing transactions referred to herein as the “Sale”). Notwithstanding the prohibition in Section 7.1 of the Loan and Security Agreement, Bank hereby consents to the Sale.

3. COVENANTS. Prior to the Closing, Parent shall deliver to Bank the Asset Purchase Agreement, in substantially final form, including all schedules and exhibits, and such other documents or information as Bank may reasonably request, including a detailed listing of the Assets (as defined in the Asset Purchase Agreement). Promptly following the Closing, Parent shall deliver to Bank the fully executed Asset Purchase Agreement, with all exhibits and schedules (in any event within one Business Day of its execution). The proceeds from the Sale shall be deposited directly into Parent’s account maintained at Bank.

4. RELEASE OF LIEN. Effective as of the Closing (as defined in the Asset Purchase Agreement), Bank’s security interest in the Assets is automatically and irrevocably released, including any security interest granted under any Loan Document. Promptly following Bank’s receipt of the executed Asset Purchase Agreement, together with all schedules and exhibits, Bank shall file any applicable Uniform Commercial Code termination statements and/or other release documents, in form and substance reasonably satisfactory to Bank and Buyer, to effect and evidence the release of the Assets from Bank’s security interest including any security interest granted under any Loan Document, each at Borrowers’ expense.

5. CONTINUING LIEN; USE OF PROCEEDS. Borrowers acknowledge and agree that Bank retains its security interest in the proceeds from the sale of the Assets, which proceeds constitute Collateral under the Loan Agreement, and shall be deposited into Parent’s account(s) maintained at Bank. Borrowers acknowledge and agree that the proceeds from the sale shall be retained by Borrowers for working capital and other corporate purposes, and shall not be distributed to Parent’s stockholders.

6. DESCRIPTION OF CHANGE IN TERMS.

A. Modification(s) to Loan and Security Agreement:

(1)	The following is added to the end of Section 6.9(c):

Notwithstanding the foregoing, Borrowers shall not be in breach of this Section 6.9(c) if Borrowers’ Adjusted EBITDA loss (x) for quarter ending September 30, 2016 does not exceed negative $1,535,000 or (y) for quarter ending December 31, 2016 does not exceed negative $1,509,000.

7. CONSISTENT CHANGES. The Loan Documents are each hereby amended wherever necessary to reflect the changes described above.

8. NO DEFENSES OF BORROWER/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under Loan Documents. Each Borrower and its affiliates (each, a “Releasing Party”) acknowledges that Bank would not enter into this Loan and Security Modification Agreement without Releasing Party’s assurance that it has no claims against Bank or any of Bank’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Loan and Security Modification Agreement, each Releasing Party releases Bank and each of Bank’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Bank of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan and Security Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Loan and Security Modification Agreement and the other Loan Documents, and/or Bank’s actions to exercise any remedy available under the Loan Documents or otherwise.

9. CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Loan Documents, Bank is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Loan Documents. Each Borrower represents and warrants that the representations and warranties contained in the Loan and Security Agreement are true and correct as of the date of this Loan and Security Modification Agreement, and that no Event of Default has occurred and is continuing. Except as expressly modified pursuant to this Loan and Security Modification Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Loan Documents pursuant to this Loan and Security Modification Agreement in no way shall obligate Bank to make any future modifications to the Loan Documents. Nothing in this Loan and Security Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Loan and Security Modification Agreement. The terms of this paragraph apply not only to this Loan and Security Modification Agreement, but also to any subsequent loan and security modification agreements.

10. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; REFERENCE PROVISION. This Loan and Security Modification Agreement constitutes a “Loan Document” as defined and set forth in the Loan and Security Agreement, and is subject to Sections 11 and 12 of the Loan and Security Agreement, which are incorporated by reference herein.

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11. COUNTERSIGNATURE. This Loan and Security Modification Agreement shall become effective only when executed by Bank and Borrowers.

BORROWERS:		BANK:

SHARPSPRING, INC.		WESTERN ALLIANCE BANK

By:	/s/ Edward Lawton	By:	/s/ Thomas P. McLoughlin
Name:	Edward Lawton	Name:	Thomas P. McLoughlin
Title:	CFO	Title:	SVP

quattro hosting llc

By:	/s/ Edward Lawton
Name:	Edward Lawton
Title:	CFO

SHARPSPRING TECHNOLOGIES, INC.

By:	/s/ Edward Lawton
Name:	Edward Lawton
Title:	CFO